                                                                    EXHIBIT 23.4


                        CONSENT OF INDEPENDENT ACCOUNTS



We consent to the incorporation by reference in the registration statement of F.N.B. Corporation on Form S-4 of our report dated January 9, 1998 on our audits of the financial statements of Seminole Bank at December 31, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1997, which report is included as an exhibit in F.N.B. Corporation's Current Report on Form 8-K dated July 6, 1998.



/s/ HACKER, JOHNSON, COHEN & GRIEB PA
HACKER, JOHNSON, COHEN & GRIEB PA
Tampa, Florida
July 7, 1998